Exhibit 99.1

NewLink Genetics Appoints Matthew L. Sherman, M.D. to Board of Directors

AMES, Iowa, May 1, 2018 -- NewLink Genetics Corporation (NASDAQ:NLNK) today announced the appointment of Matthew L. Sherman, M.D. to the Company's Board of Directors. In connection with this appointment, the Company's Board will be comprised of eight directors.

"We welcome Dr. Sherman to our Board of Directors," said Charles J. Link, Jr, MD, Chairman and Chief Executive Officer. “His extensive experience in both clinical development and corporate management further strengthens our Board and represents a valuable addition to NewLink Genetics.”

Dr. Sherman is currently Executive Vice President and Chief Medical Officer of Acceleron Pharma Inc., a clinical-stage biopharmaceutical company researching and developing innovative compounds that engage the body’s ability to regulate cellular growth and repair for the treatment of serious and rare diseases. Dr. Sherman joined Acceleron as Chief Medical Officer in May 2006 and, in his current role, provides executive leadership for medical research, clinical operations, biostatistics and data management among other areas of responsibility. In addition, Dr. Sherman was a key participant in the Company’s financing, from venture stage to a successful IPO in 2013, as well as follow-on offerings and pharma partnerships.

Prior to joining Acceleron, Dr. Sherman was Senior Vice President and Chief Medical Officer at Synta Pharmaceuticals Corp. from 2004 to 2006 where he provided executive leadership for clinical research, clinical operations, and program management among other areas of responsibility. During his tenure there, Dr. Sherman built the clinical development organization and initiated 16 studies overall, including five new Phase 2 clinical trials. From 1991 to 2004, Dr. Sherman held various leadership positions at Wyeth-Ayerst Research and Genetics Institute (acquired by Wyeth/American Home Products in 1997) in Clinical Research and Development where among other achievements he led the successful process from submission to FDA approval of the first antibody immune-drug conjugate for acute myeloid leukemia (AML).

Dr. Sherman received an S.B. degree in Chemistry (Phi Beta Kappa) from the Massachusetts Institute of Technology in Cambridge, MA and an M.D. degree with Honors (Alpha Omega Alpha) from Dartmouth Medical School in Hanover, NH. Dr. Sherman is board certified in Medical Oncology and Internal Medicine and held various clinical and teaching positions at Harvard Medical School with corresponding hospital appointments at the Dana-Farber Cancer Institute and Brigham and Women’s Hospital, Boston, MA. He has published over 220 original papers, book chapters, reviews and abstracts in basic research and clinical development and is named as an inventor of ten patents.

Dr. Sherman serves on the Geisel School of Medicine at Dartmouth Board of Advisors and Alumni Council and on the Marine Biological Laboratory Council (Woods Hole, MA), affiliate of the University of Chicago.

“I look forward to joining NewLink Genetics and working with its Board and management team on indoximod development which has shown promising early data," said Dr. Sherman.

About NewLink Genetics Corporation

NewLink Genetics is a late-stage biopharmaceutical company focusing on discovering, developing and commercializing novel immuno-oncology product candidates to improve the lives of patients with cancer. NewLink Genetics' IDO pathway inhibitors are designed to harness multiple components of the immune system to combat cancer. For more information, please visit www.newlinkgenetics.com and follow us on Twitter @NLNKGenetics.

Exhibit 99.1

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of NewLink that involve substantial risks and uncertainties. All statements contained in this press release are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words "guidance," "upcoming," "will," "plan," "anticipate," "approximate," "expect," or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about NewLink Genetics' financial guidance for 2018; results of its clinical trials for product candidates; its timing of release of data from ongoing clinical studies; its plans related to moving additional indications into clinical development; NewLink Genetics' future financial performance, results of operations, cash position and sufficiency of capital resources to fund its operating requirements; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink Genetics' Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The forward-looking statements in this press release represent NewLink's views as of the date of this press release. NewLink anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink Genetics' views as of any date subsequent to the date of this press release.

###

Investor Contact:
Lisa Miller
Director of Investor Relations
NewLink Genetics
515-598-2555
lmiller@linkp.com

Media Contact:
Sharon Correia
VP, Integrated Communications
LaVoieHealthScience
617-374-8800, ext. 105
scorreia@lavoiehealthscience.com